As filed with the Securities and Exchange Commission on April 3, 2006

                                                     Registration No. 333-130967





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CONOCOPHILLIPS
             (Exact name of Registrant as Specified in its Charter)

                Delaware                                 01-0526944
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)
     600 North Dairy Ashford Road
            Houston, Texas                                 77079
 (Address of Principal Executive Offices)                (Zip Code)


1993 Burlington Resources Inc. ("BR") Stock Incentive Plan; BR 1997 Employee Stock Incentive Plan; BR 2002 Stock Incentive Plan; BR 2000 Stock Option Plan for Non-Employee Directors; BR 1992 Stock Option Plan for Non-Employee Directors; The Louisiana Land and Exploration Company ("LL&E") 1995 Stock Option Plan; LL&E 1988 Long-Term Stock Incentive Plan; LL&E Long-Term Stock Incentive Plan; Burlington Resources Inc. Retirement Savings Plan; Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd.


                              (Full Title of Plans)
                              ---------------------

                             STEPHEN F. GATES, ESQ.
                SENIOR VICE PRESIDENT, LEGAL AND GENERAL COUNSEL
                                 CONOCOPHILLIPS
                          600 NORTH DAIRY ASHFORD ROAD
                              HOUSTON, TEXAS 77079
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (281) 293-1000
          (Telephone Number, Including Area Code, of Agent for Service)
                              ---------------------

         Approximate date of commencement of proposed sale to employees: From time to time after the effective date of this Registration Statement and the effective time of the merger of Burlington Resources Inc. with and into a wholly owned subsidiary of ConocoPhillips.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ --------------------- --------------------- --------------------- ------------------
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
         TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
       SECURITIES TO BE REGISTERED            REGISTERED (2)        PER SHARE (3)           PRICE (3)             FEE (3)
------------------------------------------ ---------------------                                             ------------------
------------------------------------------ --------------------- --------------------- --------------------- ------------------
Common Stock, $0.01 par value (1)               7,642,488                N/A                   N/A                  N/A
------------------------------------------ --------------------- --------------------- --------------------- ------------------



(1) Includes the associated rights to purchase ConocoPhillips preferred stock, which initially are attached to and trade with the shares of ConocoPhillips common stock being registered hereby.
(2) This Post-Effective Amendment No. 1 on Form S-8 covers up to 7,642,488 shares of common stock, par value $0.01 per share, of ConocoPhillips originally registered on ConocoPhillips' Registration Statement on Form S-4 (File No. 333-130967), as amended, initially filed with the Securities and Exchange Commission on January 11, 2006, to which this Amendment relates (the "Registration Statement").
(3) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement.
Note: Pursuant to Rule 416(c) under the Securities Act of 1933, this
     Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Burlington Resources Inc. Retirement Savings Plan and the Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd.

                                EXPLANATORY NOTE

                  ConocoPhillips ("ConocoPhillips" or the "Registrant") hereby amends its Registration Statement on Form S-4 (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (this "Amendment") relating to 7,642,488 shares of common stock, par value $0.01 per share, of ConocoPhillips ("ConocoPhillips Common Stock") issuable by ConocoPhillips in connection with the following employee benefit plans of Burlington Resources Inc. ("BR") and its subsidiaries: 1993 BR Stock Incentive Plan; BR 1997 Employee Stock Incentive Plan; BR 2002 Stock Incentive Plan; BR 2000 Stock Option Plan for Non-Employee Directors; BR 1992 Stock Option Plan for Non-Employee Directors; The Louisiana Land and Exploration Company ("LL&E") 1995 Stock Option Plan; LL&E 1988 Long-Term Stock Incentive Plan; LL&E Long-Term Stock Incentive Plan; Burlington Resources Inc. Retirement Savings Plan; Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Burlington Resources Inc. Retirement Savings Plan and the Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd. All such shares of ConocoPhillips Common Stock were originally registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Form S-4.

                  On March 31, 2006, BR, a Delaware corporation, merged with and into Cello Acquisition Corp. ("Cello"), a Delaware corporation and a wholly owned subsidiary of ConocoPhillips (the "Merger"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 12, 2005, by and among ConocoPhillips, Cello and BR. At the time the Merger was consummated (the "Effective Time"), among other things, each issued and outstanding share of BR Common Stock, par value $.01 per share ("BR Common Stock"), other than shares held by ConocoPhillips, BR and their subsidiaries, was converted into the right to receive 0.7214 shares of ConocoPhillips Common Stock and $46.50 in cash. Pursuant to the Merger Agreement, each then outstanding option to purchase shares of BR Common Stock, or BR stock options, was converted into an option to acquire a number of shares of ConocoPhillips Common Stock equal to the product of (a) the number of shares of BR Common Stock subject to such option immediately prior to the Effective Time multiplied by (b) the Stock Award Exchange Ratio (as defined in the next sentence), rounded down to the nearest whole share. The "Stock Award Exchange Ratio" means the sum of 0.7214 and a fraction, the numerator of which is $46.50 and the denominator of which is the closing per share price of ConocoPhillips Common Stock on the NYSE on the last trading day immediately preceding the closing date of the Merger.

                  In addition, at the Effective Time, each then outstanding share of restricted BR Common Stock granted prior to the signing of the Merger Agreement pursuant to the BR stock plans vested and was treated in the same manner as other shares of BR Common Stock. Shares of restricted BR Common Stock granted pursuant to the BR stock plans after the signing of the Merger Agreement which were outstanding at the Effective Time did not vest at the Effective Time but instead will remain subject to their original terms (including provisions for acceleration of vesting upon certain qualifying terminations of employment following the Effective Time). Those unvested shares of restricted BR Common Stock were converted at the Effective Time into a number of shares of ConocoPhillips Common Stock determined by multiplying the number of shares of BR Common Stock subject to such award immediately prior to the Effective Time by the Stock Award Exchange Ratio.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  All information required by Part I to be contained in the prospectus is omitted from this Amendment in accordance with Rule 428 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents previously filed by ConocoPhillips with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) ConocoPhillips' Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b) ConocoPhillips' Current Reports on Form 8-K as filed with the SEC on February 16, 2006; February 22, 2006; March 20, 2006; March 31, 2006;
         and on Form 8-K/A as filed with the SEC on April 3, 2006.

(c) The description of ConocoPhillips common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating that description.

                  All documents subsequently filed by ConocoPhillips pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the shares of ConocoPhillips Common Stock to be issued in connection with the Plans was passed upon for ConocoPhillips by Stephen F. Gates, Esq., Senior Vice President, Legal, and General Counsel for ConocoPhillips.

                  The consolidated financial statements, condensed consolidating financial information and financial statement schedule of ConocoPhillips appearing in ConocoPhillips' Annual Report (Form 10-K) for the year ended December 31, 2005 and ConocoPhillips' management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, condensed consolidating financial information, financial statement schedule and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                  The consolidated financial statements of Burlington Resources Inc., incorporated herein by reference to ConocoPhillips' Current Report on Form 8-K/A dated March 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         ConocoPhillips is incorporated under the laws of the state of Delaware.
Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article NINTH of the Company's Restated Certificate of Incorporation (the "Certificate"), provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Article VIII of the Company's Bylaws provides for indemnification of any person who was, is or is threatened to be made, a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company, or was serving at the request of the Company in that capacity for another entity, to the fullest extent permitted by the DGCL.

         Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.  EXHIBITS

                  See Exhibit Index.

ITEM 9.  UNDERTAKINGS

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on April 3, 2006.

                                      CONOCOPHILLIPS


                                      By:  /s/ James J. Mulva*
                                          --------------------------------------
                                           James J. Mulva
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below, on this 3rd day of April, 2006.

PRINCIPAL EXECUTIVE OFFICERS (AND DIRECTORS)       DIRECTORS
/s/ James J. Mulva*
James J. Mulva,                                    Richard L. Armitage+
Chairman of the Board, President and
Chief Executive Officer                            /s/ Richard H. Auchinleck*
                                                   Richard H. Auchinleck
PRINCIPAL FINANCIAL OFFICER
                                                   /s/ Norman R. Augustine*
/s/ John A. Carrig*                                Norman R. Augustine
John A. Carrig,
Executive Vice President, Finance,                 /s/ James E. Copeland*
and Chief Financial Officer                        James E. Copeland

PRINCIPAL ACCOUNTING OFFICER                       /s/ Kenneth R. Duberstein*
/s/ Rand C. Berney*                                Kenneth R. Duberstein
Rand C. Berney,
Vice President and Controller                      /s/ Ruth R. Harkin*
                                                   Ruth R. Harkin

                                                   /s/ Larry D. Horner*
                                                   Larry D. Horner

                                                   /s/ Charles C. Krulak*
                                                   Charles C. Krulak

                                                   /s/ Harold McGraw III*
                                                   Harold McGraw III

                                                   /s/ Harald Norvik*
                                                   Harald Norvik

                                                   /s/ William K. Reilly*
                                                   William K. Reilly

                                                   /s/ William R. Rhodes*
                                                   William R. Rhodes

                                                   /s/ J. Stapleton Roy*
                                                   J. Stapleton Roy


                                                   Bobby S. Shackouls+

                                                   /s/ Victoria J. Tschinkel*
                                                   Victoria J. Tschinkel

                                                   /s/ Kathryn C. Turner*
                                                   Kathryn C. Turner


                                                   William E. Wade, Jr. +

*By:     /s/ Stephen F. Gates
         Stephen  F. Gates,
         Attorney-in-Fact

+ Board members appointed as of March 31, 2006.

         BURLINGTON RESOURCES INC. RETIREMENT SAVINGS PLAN AND EMPLOYEE SAVINGS PLAN FOR ELIGIBLE EMPLOYEES OF BURLINGTON RESOURCES CANADA LTD. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Burlington Resources Inc. Retirement Savings Plan and Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd.) have duly caused this registration statement to be signed on behalf of the Burlington Resources Inc. Retirement Savings Plan and Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd. by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 3, 2006.

                           BURLINGTON RESOURCES INC. RETIREMENT SAVINGS PLAN

                           EMPLOYEE SAVINGS PLAN FOR ELIGIBLE EMPLOYEES OF BURLINGTON RESOURCES CANADA LTD.

                           (Plans)


                           By: /s/ J.W. Sheets
                               -------------------------------------------------
                               Name: J.W. Sheets
                               Title: Administrator

                                  EXHIBIT INDEX


     Exhibit                          Description
     Number
       4.1 Restated Certificate of Incorporation of ConocoPhillips, filed as Exhibit 3.1 to ConocoPhillips' Form 8-K, dated August 30, 2002, and incorporated herein by reference.

       4.2 By-Laws of ConocoPhillips, as amended on February 4, 2005 (incorporated by reference to Exhibit 99.1 to the Current Report of ConocoPhillips on Form 8-K filed on February 10, 2005; File No. 001-323395).

       4.3 Rights Agreement, dated as of June 30, 2002, between ConocoPhillips and Mellon Investor Services LLC as rights agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B to the form of Rights Certificate and as Exhibit C to the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K).

       5.1 Opinion of Stephen F. Gates, Esq., Senior Vice President, Legal, and General Counsel to ConocoPhillips (previously filed as exhibit 5.1 to Pre-Effective Amendment No. 1 to Form S-4).

       8.1 Opinion of Wachtell, Lipton, Rosen and Katz regarding certain U.S. federal income tax consequences relating to the merger.

       8.2 Opinion of White & Case LLP regarding certain U.S. federal income tax consequences relating to the merger.

      23.1         Consent of Ernst & Young LLP.

      23.2         Consent of PricewaterhouseCoopers LLP.

      23.3 Consent of Stephen F. Gates (included in the opinion previously filed as exhibit 5.1 to Pre-Effective Amendment No. 1 to Form S-4).

      23.4 Consent of Wachtell, Lipton, Rosen and Katz (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

      23.5 Consent of White & Case LLP (included in the opinion filed as exhibit 8.2 to this Registration Statement).

      24.1         Powers of Attorney.*

* Previously filed on January 11, 2006.